Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of July 15, 2005 (this “Agreement”), is entered into by and among Weider Publications, LLC, a Delaware limited liability company, Oak Productions, Inc., a California corporation (“Oak”), and American Media, Inc., a Delaware corporation (“AMI”).

W I T N E S S E T H

WHEREAS, the parties hereto are parties to that certain Consulting Services Agreement dated as of January 1, 2004 (the “Consulting Services Agreement”); and

WHEREAS, AMI is a party to that certain Agreement to Make Contributions dated January 1, 2004 addressed to Oak (the “Agreement to Make Contributions”); and

WHEREAS, the parties wish to terminate the Consulting Services Agreement and the Agreement to Make Contributions;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

1. The parties hereto hereby agree to terminate the Consulting Services Agreement and the Agreement to Make Contributions, effective as of the date hereof. In furtherance hereof, the parties recognize that they shall have no rights or obligations arising on or after the date hereof under any of the provisions of the Consulting Services Agreement (including, without limitation, Sections 5.1, 5.2, 6.1, 6.2 and 6.3 thereof) and the Agreement to Make Contributions, and that all rights, benefits and obligations with respect to the Phantom Equity Interests (as defined in the Consulting Services Agreement) are hereby terminated and relinquished.

2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed in such State.

3. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, including, without limitation, the Consulting Services Agreement and the Agreement to Make Contributions.

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

WEIDER PUBLICATIONS, LLC

By:	/s/ Michael B. Kahane
Name:	Michael B. Kahane
Title:	Executive Vice President and General Counsel

OAK PRODUCTIONS, INC.

By:	/s/ Paul Wachter
Name:	Paul Wachter
Title:	Chief Executive Officer

AMERICAN MEDIA, INC.

By:	/s/ Michael B. Kahane
Name:	Michael B. Kahane
Title:	Executive Vice President and General Counsel

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